UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 1, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0542208 (I.R.S. Employer Identification No.)

1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 1, 2005 the Company, T&H Electrical Corporation, T&H Electrical Acquisition Corporation, and Gregory A. Turnage, John E. Harrell, and David M. Farmer, as guarantors, executed an Asset Purchase Agreement (the “Agreement”), effective as of February 28, 2005, providing for the sale of substantially all of the assets of T&H Electrical Corporation to T&H Electrical Acquisition Corporation for a purchase price of $4,465,000, subject to adjustment. The closing of the transactions contemplated by the Agreement was consummated on March 2, 2005. Mr. Harrell was the President of T&H Electrical Corporation prior to the sale and is now the President of the buyer. Mr. Turnage was previously the President of T&H Electrical Corporation as well.

     In determining the sales price for the disposed-of assets and liabilities, the Company evaluated past performance, expected future performance, management issues, bonding requirements, market forecasts and the carrying value of such assets and liabilities and received a fairness opinion from an independent consulting and investment banking firm in support of this determination.

     On March 3, 2005, the Company issued a press release announcing the closing of the aforementioned asset sale transaction, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

     The description of the Agreement provided in this item 1.01 is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Asset Purchase Agreement with T&H Electrical Corporation dated February 28, 2005.
99.1	Press release, dated March 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer

Dated: March 3, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Asset Purchase Agreement with T&H Electrical Corporation dated February 28, 2005.
99.1	Press release, dated March 3, 2005.